EXHIBIT 5


(215) 981-4368




                                  June 18, 1996




MedQuist Inc.
Five Greentree Centre
Suite 311
Marlton, New Jersey 08053

     Re: Registration Statement on Form S-3

Gentleman:

     Reference is made to the Registration Statement on Form S-3 of MedQuist Inc., a New Jersey Corporation (the "Company"), Registration Statement No. 333-3974, as amended by Amendment No. 1 thereto, to which this opinion is attached as an exhibit (as so amended, the "Registration Statement"). The Registration Statement relates to the offering and sale by certain Selling Shareholders of up to an aggregate of 1,038,026 shares of common stock, no par value (the "Shares"), of the Company which are currently outstanding. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

     In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. In addition, we have examined the Warrant to Purchase Voting Common Stock of the Company issued to Chemical Bank, dated as of May 27, 1994 (the "Chemical Warrant"). The opinion expressed herein is based exclusively on the applicable provisions of the New Jersey Business Corporation Act. For the purposes of this opinion, we have assumed that the Chemical Warrant has been exercised and that 75,351 shares of

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MedQuist Inc.
Page 2
June 18, 1996


Common Stock have been issued to Chemical Bank in conformity with the terms of the Chemical Warrant.

     On the basis of the foregoing, we are of the opinion that the Shares have been legally issued and are fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. Such consent does not constitute a consent under Section 7 of the Securities Act, since we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                            Very truly yours,

                                            PEPPER, HAMILTON & SCHEETZ


                                            By: /s/ James D. Epstein
                                                -------------------------
                                                       A Partner